Exhibit 99.2

September 18, 2024

Dear Fellow Stockholder:

The Board of Directors (the “Board”) of Inland Real Estate Income Trust, Inc. (“Inland Income Trust” or the “Company”) announced that it has initiated a process to review strategic alternatives, including the sale of the Company. As previously disclosed, the Company has been focused on a strategic plan centered around owning a portfolio of grocery-anchored properties with lower exposure to big box retailers and the listing of the Company’s common stock on a national securities exchange. In connection with the strategic review, the Board has suspended both the Distribution Reinvestment Plan or “DRP” and the Share Repurchase Program or “SRP” pursuant to the authority granted to the Board under each plan. This letter is the written notification being provided to all stockholders pursuant to Section 12(a) of the SRP. The suspension of both the DRP and the SRP will take effect October 1, 2024. During the suspension, stockholders participating in the DRP will not be permitted to reinvest distributions paid by the Company in additional shares. Likewise, as a result of the strategic review and in accordance with the terms of the SRP, the Company will not repurchase shares under the SRP. Any existing unfulfilled repurchase requests will automatically roll over for processing under the terms and conditions of the SRP if the Company restarts the plan, unless a stockholder withdraws the request for repurchase. Any prior reinvested distributions or redeemed shares will not be impacted.

Thank you for your investment in Inland Income Trust. If you have any questions regarding your investment in Inland Income Trust, please contact your financial professional or our Investor Services team at 866-My-Inland (866-694-6526).

Sincerely,

INLAND REAL ESTATE INCOME TRUST, INC.

Mark Zalatoris

President and Chief Executive Officer

Cautionary Note Regarding Forward-Looking Statements

This letter contains "forward-looking statements" made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The statements may be identified by terminology such as "potential”, “may", “can”, "would", “will”, "expect", "intend", "estimate", "anticipate", "plan", "seek", "appear”, or "believe". Such statements reflect the current view of Inland Income Trust with respect to future events and are subject to certain risks, uncertainties and assumptions related to certain factors including, without limitation, the uncertainties related to general economic, stock market and commercial real estate market conditions, competition with our tenants from internet businesses, unforeseen events affecting the commercial real estate industry, retail real estate, or particular markets, and other factors detailed under Risk Factors in our most recent Form 10-K for the year ended December 31, 2023 filed on March 13, 2024 and subsequent reports on Form 10-Q filed with the Securities and Exchange Commission.

Although Inland Income Trust believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. You should exercise caution when considering forward-looking statements and not place undue reliance on them. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein. Except as required by federal securities laws, Inland Income Trust undertakes no obligation to publicly update or revise any written or oral forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this letter. All subsequent written and oral forward-looking statements attributable to Inland Income Trust or persons acting on its behalf are expressly qualified in their entirety by the applicable cautionary statements.

Trademarks

The Inland name and logo are registered trademarks being used under license. Inland refers to some or all of the entities that are part of The Inland Real Estate Group of Companies, Inc., one of the nation’s largest commercial real estate and finance groups, which is comprised of independent legal entities, some of which may be affiliates, share some common ownership or have been sponsored and managed by such entities or subsidiaries thereof. Inland has been creating, developing and supporting real estate-related companies for more than 50 years.

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